Exhibit 99.1

CONTINENTAL MATERIALS CORPORATION
200 SOUTH WACKER DRIVE, SUITE 4000	CONTACT: Mark S. Nichter
CHICAGO, IL 60606-5821	(312) 541-7207

FOR IMMEDIATE RELEASE

CONTINENTAL MATERIALS CORPORATION

REPORTS FURTHER DELAY IN FILING ANNUAL REPORT

ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

CHICAGO, April 17 — Continental Materials Corporation (AMEX; CUO) today announced a further delay in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Company previously filed a notification of late filing on Form 12b-25 informing the Securities and Exchange Commission of its delayed filing. The Company continues to assess the appropriateness of its segment disclosures in accordance with Statement of Financial Accounting Standard No. 131 – Disclosures about Segments of an Enterprise and Related Information. The Company reconfirms its prior statement that it does not anticipate any revisions to the 2005 unaudited financial information presented in the March 31, 2006 release. The Company anticipates filing its Annual Report on Form 10-K for the year ended December 31, 2006 within the next 45 calendar days.

CAUTIONARY STATEMENT — Statements in this document that are not historical facts are forward-looking statements. It is important to note that many factors could cause actual results to differ materially from those projected in such forward-looking statements, including the Company’s ability to complete its assessment of its segment disclosures. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained in the company’s Annual Report on Form 10-K for the year ended January 1, 2005 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the company’s ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.